Exhibit 1.1

GRUPO FINANCIERO GALICIA S.A.

(A sociedad anónima incorporated in Argentina)

11,721,449 American Depositary Shares,
Each representing 10 Class B Ordinary Shares, par value Ps. 1.00 per share

UNDERWRITING AGREEMENT

Dated: June 10, 2025

June 10, 2025

Morgan Stanley & Co. LLC
Goldman Sachs & Co. LLC
as Representatives of the several Underwriters

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
United States of America

c/o Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282
United States of America

Ladies and Gentlemen:

HSBC Bank plc, a public limited company incorporated under the laws of England and Wales (the “Selling Shareholder”), confirms its agreement with Morgan Stanley & Co. LLC (“Morgan Stanley”), Goldman Sachs & Co. LLC (“Goldman Sachs”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Morgan Stanley and Goldman Sachs are acting as Representative (in such capacity, the “Representatives”), with respect to the sale by the Selling Shareholder and the purchase by the Underwriters, acting severally and not jointly, of 11,721,449 American Depositary Shares (the “ADSs”), each representing 10 Class B Ordinary Shares, par value Ps. 1.00 per share (the “Common Shares”) of Grupo Financiero Galicia S.A., a sociedad anónima (corporation) incorporated in Argentina (the “Company”), set forth in Schedule A hereto. The aforesaid 11,721,449 ADSs to be purchased by the Underwriters are herein called, collectively, the “Securities.”

The Company and the Selling Shareholder understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this agreement (this “Agreement”) has been executed and delivered.

The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form F-3ASR (File No. 333-284113) covering the public offering and sale of the Securities under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement has become effective under Rule 462(e) under the 1933 Act Regulations. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 6 of Form F-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement”; provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 6 of Form F-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each Preliminary Prospectus (including the base prospectus contained in the Registration Statement and any preliminary prospectus supplement) used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, are collectively referred to herein as a “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus (including the base prospectus contained in the Registration Statement and a final prospectus supplement) relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus (including the base prospectus contained in the Registration Statement and a final prospectus supplement), in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

The ADSs have been issued pursuant to the amended and restated deposit agreement (the “Deposit Agreement”), dated as of July 12, 2011, among the Company, The Bank of New York Mellon, as depositary (in such capacity, the “Depositary”), and owners and holders of American Depositary Shares issued thereunder.

A registration statement on Form F-6 (File No. 333-175170) for the registration of the ADSs under the Securities Act, has also been filed with the Commission. The registration statement on Form F-6, as amended (including by the filing of any post-effective amendments thereto, if applicable), has been declared effective by the Commission and, including the documents incorporated or deemed to be incorporated therein by reference, is herein called the “ADS Registration Statement.”

As used in this Agreement:

“Applicable Time” means 7:10 P.M. (New York City time), on the date hereof or such other time as agreed by the Company, the Selling Shareholder and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule C hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule C hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include the filing of any document under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”), incorporated or deemed to be incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

Section 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time and the Closing Time (as defined below), and agrees with each Underwriter, as follows:

(i) Registration Statement; Prospectuses; ADS Registration Statement. The Company meets the requirements for use of Form F-3ASR under the Securities Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto, has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, the Applicable Time and the Closing Time complied and will comply in all material respects with the requirements of the Securities Act and the 1933 Act Regulations. Each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Applicable Time and the Closing Time complied and will comply in all material respects with the requirements of the 1933 Act Regulations and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The ADS Registration Statement complied, when it became effective, with the requirements of the Securities Act; and the ADS Registration Statement did not, as of the time it was declared effective by the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The documents incorporated or deemed to be incorporated by reference in the ADS Registration Statement, the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the 1934 Act Regulations.

(ii) Accurate Disclosure. None of the Registration Statement, ADS Registration Statement or any amendment thereto (when considered together with the Registration Statement and any prior amendments or supplements thereto), at its effective time, on the date hereof or at the Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time, neither (A) the General Disclosure Package nor (B)any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (when considered together with the Prospectus and any prior amendments or supplements thereto), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the ADS Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the ADS Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this Section 1(a)(ii) shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information set forth in the first sentence of the third paragraph under the caption “Underwriting,” the information in the ninth paragraph under the caption “Underwriting,” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

(iv) Well-Known Seasoned Issuer; Foreign Private Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405). The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act and the Company has filed, on a timely basis, with the Commission all reports and documents required to be filed under Section 13 or 15(d) of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(v) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer ( within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi) Independent Accountants. The accountants who certified the financial statements and supporting schedules of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the Securities Act, the 1933 Act Regulations, the Exchange Act, the 1934 Act Regulations, the Public Company Accounting Oversight Board and the applicable Argentine securities laws and regulations, as amended from time to time, and any non-audit services provided by such accountants to the Company have been approved by the audit committee of the board of directors of the Company. To the knowledge of the Company, the accountants who certified the financial statements and supporting schedules of HSBC Argentina Holdings S.A. (currently GGAL Holdings S.A.) (“GGAL”) and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are independent accountants under the International Code of Ethics for Professional Accountants (including International Independence Standards) issued by the International Ethics Standards Board and the applicable Argentine securities laws and regulations, as amended from time to time.

(vii) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with: (A) with respect to the audited consolidated financial statements of the Company and its subsidiaries as of December 31, 2024 and 2023 and for each of the three years in the period ended December 31, 2024, the International Financial Reporting Standards (“IFRS”) Accounting Standards as issued by the International Accounting Standards Board (“IASB”), applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto; (B) with respect to the unaudited consolidated interim financial statements of the Company and its subsidiaries as of and for the three month periods ended March 31, 2025 and 2024, the International Accounting Standard 34 - Interim Financial Reporting, applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto; and (C) with respect to (i) the audited consolidated financial statements of GGAL and its subsidiaries as of and for the year ended December 31, 2023, and (ii) the unaudited consolidated interim financial statements of GGAL and its subsidiaries as of September 30, 2024 and for the nine month period then ended, in each case, the accounting principles generally accepted in Argentina, and applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The statistical information generated by the Company and relating to the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus is accurately presented and true and correct in all material respects and has been prepared on a basis consistent with the books and records of the Company, and the Company does not have any material liabilities or obligations, direct or contingent (including off-balance sheet obligations), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. The description of the Company’s reserves, capital adequacy, satisfaction of capital adequacy requirements (before and after giving effect to the offering of the Securities) and reserves methodology and assumptions described in the Registration Statement, the General Disclosure Package and the Prospectus is accurate in all material respects and fairly presents the information set forth therein in all material respects and, since the date of the latest financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, no loss experience has developed which would require or make it appropriate for the Company to alter or modify such methodology. The pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included or incorporated by reference therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the Securities Act or the 1933 Act Regulations.

(viii) No Material Adverse Change in Business. Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus: (A) there has been no material adverse effect, or any development that could reasonably be expected to result in a material adverse effect, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiaries (as defined below), taken as a whole and (B) there has been no material adverse effect, or any development that could reasonably be expected to result in a material adverse effect, in the ability of the Company to perform its obligations under, and consummate the transactions contemplated by, this Agreement or the Deposit Agreement (each of (A) or (B) being a “Material Adverse Effect”); (C) the Company has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business, nor entered into any material transaction or agreement not in the ordinary course of business; and (D) there has been no dividend or distribution of any kind declared, paid or made by the Company.

(ix) Good Standing of the Company. The Company has been duly incorporated or formed, as applicable, and is validly existing as a corporation, in good standing under the laws of Argentina and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under each of this Agreement and the Deposit Agreement. The Company is duly qualified to transact business and is in good standing (as applicable) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect. For purposes of this paragraph, “good standing” shall mean that all filings and registrations with the commercial registries having jurisdiction over the Company has been made, as may be necessary for the Company to maintain its corporate existence.

(x) Subsidiaries. The only subsidiaries of the Company are the subsidiaries listed in the Registration Statement, the General Disclosure Package and the Prospectus. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and except that the Argentine Superintendency of Financial and Exchange Entities must approve any payment of dividends by the Company’s subsidiary Banco de Galicia y Buenos Aires S.A.

(xi) Capitalization. All of the outstanding shares of capital stock of the Company, including the Common Shares represented by the Securities to be purchased by the Underwriters from the Selling Shareholder, have been duly authorized and validly issued and are fully paid and non-assessable and conform to the description of the capital stock of the Company contained in the Registration Statement, the General Disclosure Package and the Prospectus. None of the outstanding shares of capital stock of the Company, including the Common Shares represented by the Securities to be purchased by the Underwriters from the Selling Shareholder, were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xii) Authorization of Agreements. Each of this Agreement and the Deposit Agreement has been duly authorized, executed and delivered by the Company.

(xiii) Authorization and Description of Securities. The Common Shares have been duly authorized for offering and sale to the Underwriters pursuant to this Agreement and the ADSs evidenced by the American Depositary Receipts (“ADRs”) against the deposit of Common Shares in respect thereof in accordance with the Deposit Agreement have been duly and validly issued and the persons in whose names such ADSs are registered are entitled to the rights of registered holders of ADSs specified in the Deposit Agreement; and, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the offering and sale of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The ADSs and the Common Shares conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; and, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no limitations on the rights of holders of ADSs or ADRs evidencing ADSs to hold or vote or transfer their respective securities. No holder of Securities will be subject to personal liability by reason of being such a holder.

(xiv) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xv) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its bylaws, (ii) in violation of any federal, local or foreign law, rule, administrative regulation, administrative or court decree or (iii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except, in the case of clauses (ii) and (iii) above, for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Effect. The Company’s execution, delivery and performance of this Agreement and the Deposit Agreement, the consummation of the transactions contemplated hereby and thereby and by the Registration Statement, the General Disclosure Package and the Prospectus have been duly authorized by all necessary corporate action and do not and will not (i) result in any violation of the provisions of the charter, bylaws or articles of association of the Company or any of its subsidiaries, (ii) conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Effect and (iii) result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvi) Compliance with Labor Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries before any governmental authorities, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Company’s knowledge, threatened, against the Company or any of its subsidiaries, and (B) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries; and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

(xvii) Absence of Labor Dispute. No labor dispute with the employees of the Company, any of its subsidiaries, or any of its or their principal suppliers, contractors or customers exists or, to the best of the Company’s knowledge, is threatened or imminent, that could reasonably be expected to cause a Material Adverse Effect.

(xviii) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no legal or governmental action, suit or proceeding pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any property owned or leased by the Company or any of its subsidiaries, and in each case, any such action, suit or proceeding, if determined adversely to the Company or any of its subsidiaries, would result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement, or (iii) that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus and are not so described; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(xix) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xx) Absence of Further Requirements. No consent, approval, authorization or other order of, or registration or filing with, any U.S., Argentine, or other court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement, in connection with the offering or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or the Deposit Agreement or any other document to be executed hereunder or thereunder by the Company, except such as have been already obtained or as may be required under the Securities Act, the 1933 Act Regulations, the rules of the Nasdaq Global Market, state securities laws and the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxi) Possession of Licenses and Permits. Each of the Company and its subsidiaries has conducted and is conducting its business in compliance with all applicable U.S. and Argentine laws, rules and regulations, including without limitation the Argentine Law No. 21,526, as amended (the “Financial Institutions Law”) and the applicable rules, regulations, as applicable, and policies of the Argentine Central Bank, except where non-compliance would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries possess such valid and current certificates, authorizations, permits, licenses, and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate U.S., Argentine, or other appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its businesses, except to the extent that the failure to obtain any such certificate, authorization or permit would not reasonably be expected to have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries have not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such Government Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xxii) Title to Property. The Company and its subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(a)(vii) hereof (or in the Registration Statement, the General Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except such as do not materially and adversely affect the value of such property or do not materially interfere with the use made or proposed to be made of such property by the Company or any of its subsidiaries. The real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiaries.

(xxiii) Possession of Intellectual Property. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct the businesses conducted by them as presently conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. The Company and its subsidiaries have not received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect.

(xxiv) Environmental Laws. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) the Company, its subsidiaries and their respective operations and facilities are in compliance with, and not subject to any known liabilities under, applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Company or any of its subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) the Company and its subsidiaries have not received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law applicable to the Company or any of its subsidiaries; (iii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any of its subsidiaries has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Company or any of its subsidiaries based on or pursuant to any applicable Environmental Law pending or, to the best of the Company’s knowledge, threatened against the Company, any of its subsidiaries or any person or entity whose liability under or pursuant to any applicable Environmental Law of the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; (iv) neither the Company nor its subsidiaries conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law on the Company or any of its subsidiaries; (v) no lien, charge, encumbrance or restriction has been recorded pursuant to any applicable Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its subsidiaries; and (vi) there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release or threatened Release of any Material of Environmental Concern, that would reasonably be expected to result in a violation of or liability under any applicable Environmental Law on the part of the Company or any of its subsidiaries, including without limitation, any such liability which the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health, including without limitation, those relating to (i) the Release or threatened Release of Materials of Environmental Concern; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

(xxv) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-al5 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with the applicable accounting rules, as described in Section 1(a)(vii), and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxvi) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxvii) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes- Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxviii) Taxes. The Company and each of its subsidiaries have filed all necessary Argentine or other federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid and, if due and payable, any related or similar assessment, fine or penalty levied against the Company or any of its subsidiaries except as may be contested in good faith and by appropriate proceedings (and for which reserves required by the Argentine Banking GAAP have been created in the financial statements of the Company), except, in each case, where the failure to do so would not have a Material Adverse Effect. No tax deficiency has been determined adversely to the Company or any of its subsidiaries which has individually or in the aggregate had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which would individually or in the aggregate have) a Material Adverse Effect. The Company has maintained all records required to be maintained for tax purposes; all returns and reports were and remain accurate and complete in all material respects. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxix) No Tax Disputes. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries are involved in any dispute or investigation with any tax authority, nor have any inquiries been raised by any tax authority in respect of the Company or any of its subsidiaries which is likely to be material, and, so far as the Company is aware, there are no facts which are likely to cause any such dispute or investigation, or to cause any tax authority to raise any enquiry against the Company or any of its subsidiaries which is likely to result in a Material Adverse Effect.

(xxx) Tax Residency. The Company and its subsidiaries are resident for tax purposes in Argentina, or, if Argentina is not their jurisdiction of incorporation, in such jurisdiction of incorporation, and are not treated as resident in any other jurisdiction for any tax purpose different from Argentina or their jurisdiction of incorporation (including under any double taxation arrangement).

(xxxi) Withholding Taxes. All payments to be made by the Company to the Underwriters under this Agreement, and any related document, shall be made free and clear of any withholding or deduction for or on account of any present or future taxes, duties or governmental charges (“Taxes”), unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received by each of the Underwriters after such withholding or deduction shall equal the amounts that would have been received by the Underwriters if such amounts had not been subject to Taxes; provided that no such additional amounts shall be payable to an Underwriter to the extent that such Taxes (i) were imposed due to a present or former connection between an Underwriter and the relevant taxing jurisdiction (other than a connection arising solely as a result of the Underwriter having executed, performed its obligations under, or received payments pursuant to, this Agreement) or (ii) would not have been imposed but for the failure of such Underwriter, upon a timely request by the Company, to comply with reasonable certification, identification or other reporting requirements concerning the nationality, residence or identity, or connection with the taxing jurisdiction, of such Underwriter, but only to the extent that such compliance would have reduced or eliminated such Taxes. If any Taxes are collected by deduction or withholding, the Company will provide to the Underwriters copies of documentation evidencing the payment to the proper authorities of the amount of Taxes deducted or withheld, if so requested.

(xxxii) Absence of Taxes. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no transaction tax, stamp duty or other issuance or transfer taxes or duties and no capital gains, income, withholding or other similar taxes are payable or imposed whether by withholding or otherwise, in Argentina or the United States, or required to be collected by or on behalf of the Underwriters, (including, in each case, any political subdivision thereof) in connection with (i) the execution, delivery, performance and enforcement of this Agreement or of any other document to be furnished hereunder or thereunder, (ii) the consummation of the transactions contemplated by this Agreement, or (iii) the resale and delivery of the Securities by the Underwriters in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxxiii) Taxation of Dividends and Distributions. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all dividends and distributions on the Common Shares and ADSs made to non-Argentine entities and individuals who are non-residents of Argentina will not be subject to income, withholding or other taxes under the laws and regulations of Argentina or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Argentina or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Argentina or any political subdivision or taxing authority thereof or therein.

(xxxiv) Insurance. The Company and its subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their respective businesses including, without limitation, policies covering real and personal property owned or leased by the Company or any of its subsidiaries against theft, fire, operational risks, personal accident and liability. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied, except where the failure to obtain such insurance coverage would not have a Material Adverse Effect.

(xxxv) Investment Company Act. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder). The Company is not an “investment company” within the meaning of the Investment Company Act.

(xxxvi) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act.

(xxxvii) Foreign Corrupt Practices Act. None of the Company or any of its subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, representative or affiliate of the Company or of any of its subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of the Company or its subsidiaries or affiliates, or to otherwise secure any improper advantage, or to any person in violation of (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended, (b) the UK Bribery Act 2010, (c) Argentine Law No. 27,401, Decree No. 277/18 and Resolution No. 27/2018, and (d) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”).

(xxxviii) Money Laundering Laws. The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable anti-money laundering laws, rules, and regulations, including the financial recordkeeping and reporting requirements contained therein, and including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, the Anti-Money Laundering Act of 2020, and the Argentine money laundering Laws No. 25,246, 26,087, 26,119, 26,268, 26,683, 26,734 and 27,739 as amended and supplemented (collectively, the “Anti-Money Laundering Laws”).

(xxxix) Sanctions. (i) None of the Company, any of its subsidiaries, or any director, officer or employee of the Company or any of its subsidiaries, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or of any of its subsidiaries is an individual or entity (“Person”) that is, or is 50% or more owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the United States Government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Syria).

(ii) The Company and each of its subsidiaries (a) have not, since the more recent of April 24, 2019 or 10 years prior to the date of this Agreement, engaged in, (b) are not now engaged in, and (c) will not engage in, any unlawful dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions.

(xl) Compliance. The Company and its subsidiaries have conducted and will conduct their businesses in compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, and Sanctions, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws or Sanctions is pending or, to the knowledge of the Company, threatened.The Company and its subsidiaries and affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions, and with the representations and warranties contained herein.

(xli) Lending Relationship. The Company does not have any material lending or other material relationship with any bank or lending affiliate of any Underwriter.

(xlii) Statistical and Market-Related Data. Any statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and, to the extent required, the Company has obtained the written consent of such sources to the use of such data from such sources.

(xliii) Forward-Looking Statements. The forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are based on the Company’s reasonable assumption at the time made, to the extent applicable, and represent the Company’s good faith estimates.

(xliv) Broker’s Fee. There are no contracts, agreements or understandings between the Company and any other person (other than this Agreement) that would give rise to a valid claim against the Company or any Underwriter for a broker’s commission, finder’s fee or other like payment in connection with the offering and sale of the Securities.

(xlv) No Passive Foreign Investment Company. The Company believes it was not a passive foreign investment company as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, for the taxable year 2024, and the Company does not expect to be classified as a passive foreign investment company for the taxable year 2025 or in the foreseeable future.

(xlvi) Compliance with CNV Rules and Regulations. The Company complies with all applicable rules and regulations of the Argentine Comisión Nacional de Valores (the “CNV”), as amended from time to time, the Bolsas y Mercados Argentinos S.A. (the “BYMA”) and A3 Mercados S.A.(“A3 Mercados”), applicable to the Class B ordinary shares underlying the Securities. The Registration Statement, the General Disclosure Package and the Prospectus do not contain, other than with respect to the offering, any information regarding the Company and its subsidiaries that has not been previously disclosed in Argentina in accordance with applicable law and regulations.

(xlvii) Exchange Controls. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, under current laws and regulations of Argentina and any political subdivision thereof, all payments due or made under this Agreement or the Deposit Agreement or on the Securities may be freely transferred out of Argentina by the Company and may be paid in, or freely converted into U.S. dollars.

(xlviii) Submission to Jurisdiction; Service of Process. The Company has validly and irrevocably submitted to the non-exclusive jurisdiction of the Specified Courts (as defined in Section 17 hereof), has validly and irrevocably waived any objection to the venue of a proceeding in any such Specified Courts, has validly and irrevocably appointed CT Corporation System with offices currently at 28 Liberty Street, New York, New York, 10005, as its authorized agent for service of process, and has waived any right to a trial by jury with respect to any claim, counter-claim or action arising out of, or in connection with this Agreement or the transactions contemplated hereby. Service of process made in the manner set forth in this Agreement will be effective to confer valid personal jurisdiction over the Company under the laws of Argentina.

(xlix) Enforcement of Foreign Judgments. Under the laws of Argentina, (i) if any action in respect of this Agreement were to be brought in a court in Argentina, such court would apply the laws of the State of New York on its own or as requested by one of the parties provided that evidence of application of such law is provided in a way satisfactory to such court and that such law or its application would not violate the principles of public policy in Argentina, and (ii) subject to applicable Argentine law in matters of bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and laws of general applicability relating to or affecting enforcement of creditors’ rights or to general principles of equity (the “Argentine Enforceability Exceptions”), any final judgment for a fixed or readily calculable sum of money rendered in any Specified Court in respect of any suit, action or proceeding against the Company based upon this Agreement would be recognized and enforced against the Company by courts in Argentina, without reexamination, review of the merits of the cause of action in respect of which the original judgment was given or relitigation of the matters adjudicated, provided that (i) the following requirements of Article 517 through 519 of Law No. 17,454, as amended (Argentine Code of Civil and Commercial Procedure) are met: (A) the judgment, which must be final in the jurisdiction where rendered, was issued by a competent court in accordance with the Argentine laws regarding conflicts of laws and jurisdiction and resulted from a personal action, or an in rem action with respect to personal property, as opposed to real property, which was transferred to Argentina during or after the prosecution of the foreign action; (B) the defendant against whom enforcement of the judgment is sought was personally served with the summons of the action and, in accordance with due process of law, was given an opportunity to defend against the foreign action; (C) the judgment is valid in the jurisdiction where rendered and its authenticity has been established in accordance with the requirements of Argentine law; (D) the judgment does not violate the principles of public policy of Argentine law (including Law No. 24,871, as amended); and (E) the judgment is not contrary to a prior or simultaneous judgment of an Argentine court; (ii) in respect of any document in a language other than Spanish (including, without limitation, the foreign judgment and other documents related thereto), a duly legalized translation by a sworn public translator into the Spanish language is submitted to the relevant court, (iii) the filing of claims with the Argentine judicial system is subject to the payment of a court tax to be paid by the person filing a claim and which rates vary from one jurisdiction to another (the current court tax in the courts sitting in the City of Buenos Aires is levied at a rate of 3% of the amount claimed in conformity with Article 2 of Law No. 23,898, as amended); and (iv) pursuant to Law No. 26,589, as amended, certain mediation procedures must be exhausted prior to the initiation of lawsuits before courts sitting in the City of Buenos Aires (with the exception, among others, of bankruptcy and executory proceedings, which executory proceedings include the enforcement of foreign judgments, in which case mediation procedures remain optional for the plaintiff). The Company is not aware that the enforcement in Argentina of such a judgment in respect of this Agreement would be construed as contrary to public policy and international treaties binding upon Argentina or generally accepted principles of international law in Argentina (including, in each case, any political subdivision thereof). It is not necessary under the laws of Argentina that any of the holders of any Securities or the Underwriters should be licensed, qualified or entitled to carry on business in Argentina to enable any of them to enforce its respective rights under this Agreement or the performance of the terms and conditions of this Agreement outside of Argentina, and the holders of any Securities and the Underwriters will not be deemed resident, domiciled, to be carrying on business or subject to taxation in Argentina solely by reason of the issuance, acceptance, delivery, performance or enforcement of this Agreement.

(l) Immunity. The Company is subject to civil and commercial law in respect of its obligations under this Agreement and Deposit Agreement, and neither the Company nor any of its subsidiaries, nor any of their respective assets or revenues is subject to any right of immunity under Argentine law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Argentine court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to its obligations, liabilities or any other matter under or arising hereunder or otherwise in connection herewith. To the extent that the Company or any of its subsidiaries or any of their respective assets or revenues may have or may hereafter have immunity from any such court, the Company has, pursuant to Section 17 hereof, waived, and it will waive, or will cause its subsidiaries to waive, such immunity to the extent permitted by law.

(li) Valid Choice of Law. The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Argentina, and the courts of Argentina will honor this choice of law, provided that it does not contravene Argentine principles of public policy and provided further that the application of New York law may be preempted by the Argentine Enforceability Exceptions. The Company is not aware of any reason why this Agreement and the enforcement in Argentina of a judgment relating to this Agreement would be contrary to Argentine public policy.

(lii) Listing. The ADSs are listed on the Nasdaq Global Market. The Common Shares are listed on the BYMA and A3 Mercados.

(liii) Related Party Transactions. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and other than in the ordinary course of business, there are no material agreements, indebtedness or other arrangements between the Company or any of its subsidiaries, on the one hand, and any shareholder holding more than 10% of the capital stock of the Company, director or officer of the Company or any “affiliate” of such director or officer, on the other hand. For purposes of this Section 1(a)(liii), “affiliate” means spouse, parents, children, siblings, mothers and fathers in-law, sons and daughters in-law and brothers and sisters in-law or any entity in which such director or officer or any such other person has a controlling interest.

(liv) No Further Argentine Authorizations or Approvals Required. It is not necessary, in order to establish or maintain the legality, validity, enforceability or priority of this Agreement or the Deposit Agreement or the Securities or any other document required to be furnished hereunder or thereunder under the laws of Argentina with respect to the Company or to establish the admissibility into evidence of any of this Agreement, the Deposit Agreement or the Securities or any other document required to be furnished hereunder or thereunder in any court in Argentina, that this Agreement or the Deposit Agreement be submitted to, filed or recorded with, or executed or notarized before, any court or other authority in Argentina, except that a certified Spanish translation by a sworn public translator is required for each such document in a language other than the Spanish language sought to be enforced in the courts of Argentina, or that to any of the above purposes any tax, imposition or charge be paid in Argentina on or in respect of this Agreement and the Deposit Agreement, except as provided in Section 1(a)(xxx) above; provided, that any payments in relation to the Securities, this Agreement and the Deposit Agreement will be subject to the compliance with the foreign exchange regulations issued by the Argentine Central Bank (including, without limitation, Communication “A” 8035, as amended, restated or otherwise supplemented from time to time) (the “FX Regulations”) or to obtain consent from the relevant authorities.

(lv) Indemnification Non-Contravention. The indemnification and contribution provisions set forth in Sections 6 and 7 below do not contravene Argentine law or Argentine public policy.

(lvi) Proper Form. Each of this Agreement and the Deposit Agreement is in proper legal form under Argentine law for the enforcement hereof or thereof against the Company, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement and the Deposit Agreement, it is not necessary that this Agreement, the Deposit Agreement or any other document related hereto or thereto be filed, registered or recorded with or executed or notarized before, any Argentine governmental or regulatory authority or agency except that a certified Spanish translation by a sworn public translator is required for each document in a language other than the Spanish language sought to be enforced in the courts of Argentina, or that for any of the above purposes any tax, imposition or charge be paid in Argentina on or in respect of this Agreement, other than a court tax of 3% of the amount in controversy so claimed with respect to the institution of any judicial proceeding is required to enforce this Agreement in the City of Buenos Aires, and provided further that pursuant to Law No. 24,573, as amended by Law No. 26,589 and its regulatory decrees 1751/2010 and 1467/2011, as amended, certain mediation procedures must be exhausted prior to the initiation of lawsuits before courts sitting in the City of Buenos Aires, with the exception, among others, of bankruptcy, enforcement of foreign judgments and certain proceedings, and certain other cases in which mediation procedures remain optional for the plaintiff, such as summary proceedings.

(lvii) Cybersecurity. (A) To the best of the Company’s knowledge, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company’s or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of its respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company or any of its subsidiaries, and any such data processed or stored by third parties on behalf of the Company or any of its subsidiaries), equipment or technology (collectively, “IT Systems and Data”), except to the extent that any such event would not, individually or in the aggregate, have a Material Adverse Effect; (B) neither the Company nor any of its subsidiaries has been notified of, and none of them has knowledge of any event or condition that could reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to its IT Systems and Data, except to the extent that any such event would not, individually or in the aggregate, have a Material Adverse Effect; and (C) the Company and its subsidiaries have implemented reasonable and necessary controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their respective IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. Except to the extent that failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(b) Representations and Warranties by the Selling Shareholder. The Selling Shareholder represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Time and agrees with each Underwriter, as follows:

(i) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Selling Shareholder.

(ii) No Conflicts. The execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, this Agreement will not contravene any provision of applicable law, or the certificate of incorporation, by-laws or similar organizational documents of the Selling Shareholder, or any agreement or other instrument binding upon the Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Selling Shareholder of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

(iii) Title to Securities. The Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Securities to be sold by the Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by the Selling Shareholder or a security entitlement in respect of such Securities.

(iv) Delivery of Securities. Upon payment for the Securities to be sold by the Selling Shareholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee and the crediting of such Securities on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Securities), (A) DTC shall be a “protected purchaser” of such Securities within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Securities and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws or similar organizational documents and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(v) [Reserved].

(vi) Material information. The Selling Shareholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Registration Statement, the General Disclosure Package or the Prospectus to sell its Securities pursuant to this Agreement.

(vii) Accurate Disclosure. None of the Registration Statement or any amendment thereto (when considered together with the Registration Statement and any prior amendments or supplements thereto), at its effective time, on the date hereof or at the Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (when considered together with the Prospectus and any prior amendments or supplements thereto), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this Section 1(b)(vii) shall apply only to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholder expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the name of and the number of shares owned by the Selling Shareholder and the information set forth in the first, second, third and fourth notes to the table appearing after the third paragraph under the caption “Selling Shareholder,” in each case contained in the Prospectus (collectively, the “Selling Shareholder Information”).

(i) Compliance. (A) None of the Selling Shareholder or any of its subsidiaries, or, to the knowledge of the Selling Shareholder, any director, officer, employee, agent or representative of the Selling Shareholder or any of its subsidiaries, is a Person that is, or is owned or controlled by one or more Persons that are:

(1) designated on the list of Specially Designated Nationals or the Sectoral Sanctions Identifications List administered by the Office of Foreign Assets Control of the U.S. Treasury Department or on similar lists of individual or sectoral sanctions administered by the United Nations Security Council, the European Union, or His Majesty’s Treasury (for the purpose of this paragraph (viii), “Sanctions”) or

(2) located, organized or resident in a country or territory that is subject to comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Syria).

(B) The Selling Shareholder and each of its subsidiaries, (a) have not, since April 24, 2019, engaged in, (b) are not now engaged in, and (c) will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions provided that such engagement has been, is or will be, respectively, a violation of Sanctions applicable to the Selling Shareholder or its respective subsidiary, as relevant, by such party, and except where any such engagement has not had or would not have a material adverse effect on the ability of the Selling Shareholder to perform its obligations under, and consummate the transactions contemplated by, this Agreement and would not result in the violation of any applicable Sanctions by another party hereto.

(C) The Selling Shareholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(1) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions;

(2) to fund or facilitate any money laundering or terrorist financing activities; or

(3) in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(D) None of the Selling Shareholder or any of its subsidiaries, or, to the knowledge of the Selling Shareholder, any director, officer, employee, agent or representative of the Selling Shareholder or any of its subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of the Selling Shareholder or its subsidiaries or affiliates, or to otherwise secure any improper advantage, or to any person in material violation of applicable Anti-Corruption Laws, except where any such action has not had or would not have a material adverse effect on the ability of the Selling Shareholder to perform its obligations under, and consummate the transactions contemplated by, this Agreement and would not result in the violation of any applicable Anti-Corruption Laws by another party hereto.

(E) The Selling Shareholder and its subsidiaries have conducted and will conduct their businesses in all material respects in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws, and Sanctions, and, to the knowledge of the Selling Shareholder, no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Shareholder or any of its subsidiaries with respect to applicable Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions is pending or threatened, except where such non-compliance or investigation, inquiry, action, suit or proceeding, as applicable, has not had or would not have a material adverse effect on the ability of the Selling Shareholder to perform its obligations under, and consummate the transactions contemplated by, this Agreement and would not result in the violation of any applicable Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by another party hereto. The Selling Shareholder and its subsidiaries and affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws, and Sanctions.

(ii) Absence of Manipulation. The Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act.

(iii) Registration Rights. The Selling Shareholder does not have registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(iv) Proper Form. This Agreement is in proper legal form under the law of England and Wales for the enforcement hereof or thereof against the Selling Shareholder, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement, it is not necessary that this Agreement or any other document related hereto or thereto be filed, registered or recorded with or executed or notarized before, any governmental or regulatory authority or agency in England and Wales, other than court costs, including (without limitation) filing fees.

(v) Submission to Jurisdiction; Service of Process. The Selling Shareholder has validly and irrevocably submitted to the non-exclusive jurisdiction of the Specified Courts (as defined in Section 17 hereof), has validly and irrevocably waived any objection to the venue of a proceeding in any such Specified Courts, has validly and irrevocably appointed HSBC North America Holdings Inc. with offices currently at 66 Hudson Boulevard, New York, New York 10001, USA, as its authorized agent for service of process, and has waived any right to a trial by jury with respect to any claim, counter-claim or action arising out of, or in connection with this Agreement or the transactions contemplated hereby. Service of process made in the manner set forth in this Agreement will be effective to confer valid personal jurisdiction over the Selling Shareholder under the law of England and Wales.

(vi) Valid Choice of Law. The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the law of England and Wales, and the courts of England and Wales will honor this choice of law.

(c) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholder as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Selling Shareholder to the Underwriters as to the matters covered thereby.

Section 2. Sale and Delivery to Underwriters; Closing.

(a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholder agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Selling Shareholder, at the price per share set forth in Schedule A hereto, the number of Securities set forth in Schedule A hereto opposite the name of such Underwriter, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Securities shall be made at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Shareholder, at 9:00 A.M. (New York City time) on June 12, 2025 (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than 10 business days after such date as shall be agreed upon by the Representatives and the Company and the Selling Shareholder (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Selling Shareholder by wire transfer of immediately available funds to the bank account designated by the Selling Shareholder against delivery to the Representatives for the respective accounts of the Underwriters of certificates or security entitlements for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Morgan Stanley and Goldman Sachs, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time but such payment shall not relieve such Underwriter from its obligations hereunder.

Section 3. Covenants of the Company. The Company and, with respect to paragraphs (i), (m) and (n), the Selling Shareholder covenant with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430B, and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(l)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) Continued Compliance with Securities Laws. The Company will comply with the Securities Act, the 1933 Act Regulations, the Exchange Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the Exchange Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statement. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate to the Company and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g) Listing. The Company will use its best efforts to (i) effect and maintain the listing of the Securities on the Nasdaq Global Market and (ii) maintain the listing of the Common Shares on the BYMA and A3 Mercados, and will use its best efforts to cause (in cooperation with the Underwriters) the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(h) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and 1934 Act Regulations. In addition, the Company shall file any documents or reports with respect to the offer and sale of the Securities required to be filed with the CNV, the BYMA, the Central Bank of Argentina and A3 Mercados, if applicable, in the time period required for such filing.

(i) Issuer Free Writing Prospectuses. Each of the Company and the Selling Shareholder agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer General Use Free Writing Prospectuses listed on Schedule C hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. Each of the Company and the Selling Shareholder represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(j) Registrar. The Company shall maintain a transfer agent and, if necessary under the laws of Argentina, a registrar for the Securities.

(k) No Public Offering in Argentina. The Company agrees that it will not and will not permit any of their respective directors, officers, employees or affiliates to solicit offers for, or offer or sell, the Securities by any means that would cause the offering to constitute or to involve in any way a “public offering” under the laws of Argentina.

(l) Restriction on Sale of Securities by the Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to the Common Shares or any securities convertible into or exchangeable or exercisable for any of its Common Shares (including, without limitation, ADSs) (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act, (v) lend or otherwise transfer the Lock-Up Securities, (vi) file with the Commission a registration statement under the Securities Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, whether any such transaction described in (i) to (v) above is to be settled by delivery of the Lock-Up Securities or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder. The initial Lock-Up Period will commence on the date hereof and continue for 60 days after the date hereof or such earlier date that the Representatives consent to in writing.

(m) Certification Regarding Beneficial Owners. If requested by any of the Underwriters, the Selling Shareholder will deliver to such Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Selling Shareholder undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing certification.

(n) Tax Forms. Unless otherwise agreed, the Selling Shareholder will deliver to each Underwriter, prior to or at the Closing Date, a properly completed and executed Internal Revenue Service Form W-9 or W-8, as appropriate, together with all required attachments to such form.

Section 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement ( including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each Preliminary Prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, including any fees or expenses of the Depositary and its counsel, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto which shall not exceed US$25,000, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by, with the approval of, the Company in connection with the road show presentations, commercial travel and lodging expenses of the representatives and officers of the Company, the Underwriters and any such consultants, (viii) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Global Market and (ix) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii) hereof.

(b) Expenses of the Selling Shareholder. The Selling Shareholder will pay all expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Securities to the Underwriters and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of its counsel and other advisors.

(c) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9, Section 10 or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the documented fees and disbursements of counsel for the Underwriters.

(d) Allocation of Expenses. The provisions of this Section 4 shall not affect any agreement that the Company and the Selling Shareholder may currently have or make for the sharing of such costs and expenses.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties of the Company and the Selling Shareholder contained herein and in certificates of any officer of the Company and the Selling Shareholder delivered pursuant to the provisions hereof, as of the Time of Sale and as of the Closing Date as though then made, and to the timely performance by the Company and the Selling Shareholder of their respective covenants and other obligations hereunder, and to the satisfaction of each of the following additional conditions:

(a) Effectiveness of Registration Statement and ADS Registration Statement. The Registration Statement has become effective, the ADS Registration Statement has been declared effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(l)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinions and Negative Assurance Letters of Counsel for the Company. At the Closing Time, the Representatives shall have received the favorable opinions and negative assurance letters, dated the Closing Time, of (i) Gibson, Dunn & Crutcher LLP, U.S. counsel for the Company, and (ii) Estudio Beccar Varela, Argentine counsel for the Company, addressed to the Underwriters, each in substantially the forms set forth in Exhibits A-1 and A-2, respectively.

(c) Opinions and Negative Assurance Letters of Counsel for the Underwriters. At the Closing Time, the Representatives shall have received the favorable opinions and negative assurance letters, dated the Closing Time, of (i) Davis Polk & Wardwell LLP, U.S. counsel for the Underwriters, and (ii) Salaverri, Burgio & Wetzler Malbrán, Argentine counsel for the Underwriters, addressed to the Underwriters, with respect to such matters as the Representatives shall request.

(d) Opinions of Counsel for the Selling Shareholder. At the Closing Time, the Representatives shall have received the favorable opinions, dated the Closing Time, of (i) Cleary Gottlieb Steen and Hamilton LLP, U.S. counsel for the Selling Shareholder, and (ii) Cleary Gottlieb Steen and Hamilton LLP, English counsel for the Selling Shareholder, addressed to the Underwriters, with respect to such matters as the Representatives shall request, each in substantially the forms set forth in Exhibits B-1 and B-2, respectively.

(e) Opinion of Counsel for the Depositary. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Emmet, Marvin & Martin LLP, counsel for the Depositary, addressed to the Underwriters, in substantially the forms set forth in Exhibit C.

(f) Officers’ Certificate of the Company. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the Securities Act has been issued, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of such officers, are contemplated.

(g) Chief Financial Officers’ Certificate of the Company. On each of the date hereof and the Closing Time, the Representatives shall have received a certificate of the Chief Financial Officer of the Company, in form and substance reasonably satisfactory to the Representatives, with respect to certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus, each dated as of the date of delivery thereof.

(h) Officers’ Certificate of the Selling Shareholder. At the Closing Time, the Representatives shall have received a certificate of an officer of the Selling Shareholder, dated the Closing Time, to the effect that (i) the representations and warranties of the Selling Shareholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (ii) the Selling Shareholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

(i) Accountants Comfort Letters. At the time of the execution of this Agreement, (i) the Underwriters shall have received from Price Waterhouse & Co. S.R.L., member firm of PricewaterhouseCoopers (“PWC”), a letter, dated the date of this Agreement, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus; and such letter shall use a “cut-off’ date no more than three business days prior to the date thereof, and (ii) the Underwriters shall have received from PWC, a letter, dated the date of this Agreement, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of GGAL included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus; and such letter shall use a “cut-off’ date no more than three business days prior to the date thereof.

(j) Accountant’s Bring-down Comfort Letter. At the Closing Time, (i) the Underwriters shall have received from PWC a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(i)(i) hereof with respect to the Company, except that the specified “cut-off’ date shall be a date not more than three business days prior to the Closing Time, and (ii) the Underwriters shall have received from PWC a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(i)(ii) hereof with respect to GGAL except that the specified “cut-off’ date shall be a date not more than three business days prior to the Closing Time.

(k) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the Nasdaq Global Market, subject only to official notice of issuance.

(l) Lock-up Agreements. Prior to or at the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit D hereto signed by the persons and entities listed on Schedule D hereto.

(m) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(n) Process Agent. The Company shall have appointed CT Corporation System as its authorized service of process agent as set forth in Section 17 hereof. The Selling Shareholder shall have appointed HSBC North America Holdings Inc. as its authorized service or process agent as set forth in Section 17 hereof.

(o) Additional Documents. At the Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the offering and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholder in connection with the offering and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(p) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company and the Selling Shareholder at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8, 15, 16 and 17 hereof shall survive any such termination and remain in full force and effect.

Section 6. Indemnification.

(a) Indemnification of Underwriters and the Selling Shareholder. The Company agrees to indemnify and hold harmless each Underwriter, the Selling Shareholder, their respective directors, officers, affiliates (as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”)), the Underwriters’ selling agents and each person, if any, who controls any Underwriter or the Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the ADS Registration Statement or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any Preliminary Prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) hereof) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; and

(iv) against any financial transaction, transfer, documentary, stamp or similar tax, including any interest and penalties or other additions to tax, on the creation, placement and sale of the Securities and on the execution and delivery of this Agreement;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information or the Selling Shareholder Information.

(b) Indemnification of Underwriters by Selling Shareholder. The Selling Shareholder agrees to indemnify and hold harmless each Underwriter, its Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(i), (ii) and (iii) above; provided that the Selling Shareholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Selling Shareholder Information; provided, further, that the liability under this subsection of the Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to the Selling Shareholder from the sale of Securities sold by the Selling Shareholder hereunder.

(c) Indemnification of Company and Selling Shareholder. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the Selling Shareholder, and each person, if any, who controls the Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the use of counsel chosen by the indemnifying party to represent the indemnified parties would present such counsel with a conflict of interest, (ii) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (iii) the actual or potential defendants in, or targets of, any such action include both the indemnified parties and the indemnifying party and the indemnified parties shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholder with respect to indemnification.

Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (A) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (B) if the allocation provided by clause (A) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company and the Selling Shareholder, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Selling Shareholder, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

Notwithstanding the provisions of this Section 7, the Selling Shareholder shall not be required to contribute any amount in excess of the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, received by the Selling Shareholder from the sale of the Securities sold by the Selling Shareholder hereunder.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company or the Selling Shareholder, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholder with respect to contribution.

Section 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholder submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company or any person controlling the Selling Shareholder and (ii) delivery of and payment for the Securities.

Section 9. Termination of Agreement.

(a) Termination. At or prior to the Closing Time, this Agreement may be terminated by the Representatives by notice given to the Company and the Selling Shareholder (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or Argentina, any outbreak of hostilities or escalation thereof in the United States, Argentina or elsewhere or other calamity or crisis or any change or development involving a prospective change in the United States’ or Argentina’s political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, the Nasdaq Global Market, the BYMA or A3 Mercados, or (iv) if trading generally on the NYSE MKT or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either U.S. federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof; provided that Sections 1, 6, 7, 8, 15, 16 and 17 hereof shall survive such termination and remain in full force and effect.

Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement shall terminate without liability of any party.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement either the (i) Representatives or (ii) the Company and the Selling Shareholder shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

Section 11. [Reserved].

Section 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

(a) Notices to the Underwriters shall be directed to: (i) Morgan Stanley at 1585 Broadway, New York, NY 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and (ii) Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282, Attention: Registration Department.

(b) Notices to the Company shall be directed to it at Tte. Gral. Juan D. Perón 430, 25th Floor (CP1038AAJ) City of Buenos Aires, Argentina, attention of Martín Berrotarán, with a copy to Gibson, Dunn & Crutcher LLP, Attn: Tomer Pinkusiewicz, 200 Park Ave., New York, NY 10166.

(c) Notices to the Selling Shareholder shall be directed to it at 8 Canada Square, London, E14 5HQ, United Kingdom, with a copy to Cleary Gottlieb Steen and Hamilton LLP, Attn: David I. Gottlieb, 2 London Wall Place, London EC2Y 5AU, England.

Section 13. No Advisory or Fiduciary Relationship.

(a) Each of the Company and the Selling Shareholder acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the several Underwriters, on the other hand, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters, (ii) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or the Selling Shareholder, or its respective stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Selling Shareholder with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, any of its subsidiaries or the Selling Shareholder on other matters) and no Underwriter has any obligation to the Company or the Selling Shareholder with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (iv) the Underwriters owe the Company and the Selling Shareholder only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (v) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and the Selling Shareholder, (vi) the Underwriters may have interests that differ from those of the Company and the Selling Shareholder, (vii) the Underwriters have not provided any legal, accounting, regulatory, investment or tax advice with respect to the offering of the Securities and each of the Company and the Selling Shareholder has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate, and (viii) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company and the Selling Shareholder waive to the full extent permitted by applicable law any claims any of them may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

(b) The Selling Shareholder further acknowledges and agrees that, although the Underwriters may provide the Selling Shareholder with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to the Selling Shareholder to participate in the offering or sell any Securities at the price the set forth hereunder, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

Section 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholder and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholder and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 15. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Selling Shareholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK.

Section 17. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the jurisdiction of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company irrevocably appoints CT Corporation System as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York, Borough of Manhattan. The Selling Shareholder irrevocably appoints HSBC North America Holdings Inc. as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York, Borough of Manhattan. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

Section 18. Currency.

(a) The obligations of the Company pursuant to this Agreement in respect of any sum due to any Underwriter or the Selling Shareholder shall, notwithstanding any judgment in a currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Underwriter or the Selling Shareholder of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter or the Selling Shareholder may in accordance with normal banking procedures (but in any event promptly) purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Underwriter or the Selling Shareholder hereunder, the Company agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or the Selling Shareholder against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Underwriter or the Selling Shareholder hereunder, such Underwriter or the Selling Shareholder agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or the Selling Shareholder hereunder.

(b) The Company agrees to indemnify each Underwriter or the Selling Shareholder against any loss incurred by such Underwriter or the Selling Shareholder as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollars amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Underwriter or the Selling Shareholder is able to purchase U.S. dollars with the amount of the judgment currency actually received by the Underwriter or the Selling Shareholder. The foregoing indemnity shall constitute a separate and independent obligation of the Company, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(c) To the fullest extent permitted by law, and following the provisions of the amended Article 765 of the Argentine Civil and Commercial Code, as modified by Emergency Decree No. 70/2023 published in the Official Gazette on December 21, 2023, the Company further agrees that, notwithstanding any applicable restriction or prohibition on access to the foreign exchange market in Argentina, any and all amounts payable by the Company to the Underwriters or the Selling Shareholder and/or any indemnified party hereunder shall be paid in U.S. dollars. In the event of the existence of any such restriction or prohibition (or a requirement to have prior authorization of the Argentine Central Bank or any other agency and such authorization is not available on the date when payment is due), the Company shall, at its own expense, obtain U.S. dollars to satisfy its payment obligations hereunder, to the extent permitted by applicable law, by:

(i) purchasing, with Argentine pesos, of any series of Argentine public debt instruments denominated in U.S. dollars or any other public or private bond or tradable security issued in Argentina and denominated in U.S. dollars, and subsequent transfer and sale of any such security, outside of Argentina, in exchange for U.S. dollars; or

(ii) purchasing U.S. dollars in New York City, London or any other city or market in which U.S. dollars may be purchased, with any legal tender; or

(iii) acquiring U.S. dollars through any other legal mechanism for the acquisition of U.S. dollars in any exchange market.

In the event any of such transactions to obtain U.S. dollars is required to be undertaken by the Company amounts due hereunder shall accrue interest until payment is made in U.S. dollars as set forth herein. Nothing contained herein shall relieve the Company of its obligation to make payments hereunder in U.S. dollars, for any reason whatsoever, including, without limitation, any of the following circumstances:

(i) the purchase of U.S. dollars in Argentina is more onerous or burdensome for the Company than as of the date hereof; or

(ii) the exchange rate in effect in Argentina increases significantly from the rate in effect as of the date of the date hereof.

(d) The Company hereby waives, to the fullest extent permitted by law, the right to invoke any defense of payment impossibility (including any defense under Section 781(a) and Section 1091 of the Argentine Civil and Commercial Code and/or any amendments and/or supplements to such regulations), impossibility of paying in U.S. dollars (assuming any liability for any force majeure or act of God), or right to pay in other currency other than U.S. dollars, including, without limitation, any legal currency in Argentina.

(e) For the purposes of the aforementioned waiver, the Company represents and warrants that it has considered the current exchange parity between the U.S. dollar and the Argentine peso, and the possibility that such exchange rate may be substantially altered in the future; and in this regard, the Company hereby represents that, based on the historical economic evolution of the Argentine peso exchange rate, any future alteration in such exchange rate or the creation of any restrictions on the acquisition of foreign currency should not be deemed unexpected.

Section 19. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 20. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 21. Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

Section 22. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company and the Selling Shareholder in accordance with its terms.

Very truly yours,

GRUPO FINANCIERO GALICIA S.A.

By	/s/ Gonzalo Fernandez Covaro
	Name:	Gonzalo Fernandez Covaro
	Title:	Chief Financial Officer

HSBC BANK PLC

By	/s/ Timothy Brown
	Name:	Timothy Brown
	Title:	Head of Financial and Enterprise Risk, Markets and Securities Services

Confirmed and accepted, as of the date first above written for itself and as Representatives of the other Underwriters named in Schedule A hereto:

MORGAN STANLEY & CO. LLC

By	/s/ Oscar Yanez
	Name:	Oscar Yanez
	Title:	Executive Director

Confirmed and accepted, as of the date first above written for itself and as Representatives of the other Underwriters named in Schedule A hereto:

GOLDMAN SACHS & CO. LLC

By	/s/ Facundo Vazquez
	Name:	Facundo Vazquez
	Title:	Managing Director

SCHEDULE A

The initial public offering price per ADS for the Securities shall be U.S.$54.25 (or U.S.$5.425 per Common Share).

The purchase price per ADS for the Securities to be paid by the several Underwriters shall be U.S.$53.029375, being an amount equal to the initial public offering price set forth above less U.S.$1.220625 per ADS.

Name of Underwriter	Number of Securities (ADSs)
Morgan Stanley & Co. LLC	6,511,916
Goldman Sachs & Co. LLC	5,209,533
Total	11,721,449

Sch A-1

SCHEDULE B

Pricing Terms

1. The Selling Shareholder is selling 117,214,490 Common Shares (in the form of 11,721,449 ADSs).

2. The initial public offering price per share for the ADSs shall be U.S.$54.25 (or U.S.$5.425 per Common Share).

Sch B-1

SCHEDULE C

Free Writing Prospectuses

None.

Sch C-1

SCHEDULE D

List of Persons and Entities Subject to Lock-up

1.	Fabián Enrique Kon

2.	Gonzalo Fernandez Covaro

3.	Ezequiel Valls

4.	Pablo Firvida

5.	Eduardo J. Escasany

6.	Pablo Gutiérrez

7.	Federico Braun

8.	Silvestre Vila Moret

9.	Sebastián Gutiérrez

10.	Tomas Braun

11.	Alejandro Asrin

12.	Claudia Estecho

13.	Miguel Maxwell

14.	EBA Holding S.A.

Sch D-1

Exhibit A-1

FORMS OF OPINION AND NEGATIVE ASSURANCE LETTER OF COMPANY’S U.S. COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(b)(i)

Exhibit A-1-1

Exhibit A-2

FORMS OF OPINION AND NEGATIVE ASSURANCE LETTER OF COMPANY’S ARGENTINE COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(b)(ii)

Exhibit A-2-1

Exhibit B-1

FORM OF OPINION OF SELLING SHAREHOLDER’S U.S. COUNSEL TO BE DELIVERED PURSUANT TO
SECTION 5(d)(i)

Exhibit B-1-1

FORMS OF OPINION OF SELLING SHAREHOLDER’S ENGLISH COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(d)(ii)

Exhibit B-1-2

Exhibit C

FORMS OF OPINION OF COUNSEL TO THE DEPOSITARY TO BE DELIVERED PURSUANT TO SECTION 5(e)

Exhibit C-1-1

Exhibit D

FORM OF LOCK-UP AGREEMENT FOR DIRECTORS, OFFICERS AND MAJOR SHAREHOLDERS

Exhibit D-1